UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MARRONE BIO INNOVATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARRONE BIO INNOVATIONS, INC.

1540 Drew Ave.

Davis, CA 95618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 25, 2016

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Marrone Bio Innovations, Inc., a Delaware corporation. The meeting will be held on May 25, 2016 at 10:00 a.m. pacific time at our corporate headquarters located at 1540 Drew Ave., Davis, California 95618.

Proposals to be considered at the annual meeting:

1.	Election of our board’s two nominees for Class III directors to serve for the ensuing three years and until their successors are elected.

2.	Ratification of the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

These items of business are more fully described in the proxy statement accompanying this notice. The record date for the annual meeting is April 11, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote on the matters to be considered as promptly as possible in order to ensure your representation at the meeting. You may vote via the Internet or by returning the enclosed proxy card. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

Pamela G. Marrone, Ph.D. President and Chief Executive Officer

Davis, California

April 25, 2016

ANNUAL MEETING OF STOCKHOLDERS NOTICE OF ANNUAL MEETING AND PROXY

STATEMENT TABLE OF CONTENTS

i

1540 Drew Ave.

Davis, CA 95618

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why are these proxy materials being made available?

On or about April 25, 2016, we will mail to our stockholders of record and beneficial owners a 2016 Notice and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the proxy materials). We are providing you with these proxy materials because the board of directors of Marrone Bio Innovations, Inc. (which we refer to in this proxy statement as MBI, the Company, we, or us) is soliciting your proxy to vote at the annual meeting. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply vote your shares by proxy via the Internet or by completing, signing and returning the enclosed proxy card.

How do I attend the annual meeting?

The meeting will be held on May 25, 2016 at 10:00 a.m. pacific time at our corporate headquarters located at 1540 Drew Ave., Davis, California 95618.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 11, 2016 will be entitled to vote at the annual meeting. On the record date, there were 24,583,831 shares of common stock outstanding and entitled to one vote each.

Stockholder of Record: Shares Registered in Your Name

If, on April 11, 2016, your shares of our common stock were registered directly with American Stock Transfer and Trust Company, LLC, our transfer agent for our common stock, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your proxy on the matters to be considered as promptly as possible in order to ensure your representation at the meeting. You may vote your proxy via the Internet or by returning the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 11, 2016, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote and for which we are soliciting your proxy:

1.	Election of our board’s two nominees for Class III directors.

2.	Ratification of the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

You may either vote “For” all the nominees to the board of directors or you may “Withhold” your vote for any nominee(s) you specify. For the proposal regarding ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For” or “Against” the proposal or abstain from voting.

How do I vote?

The procedures for voting are as follows:

Voting via the Internet

•	You can vote your shares via the Internet by following the instructions in the enclosed proxy card. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to mail a proxy card.

Voting by Mail

•	You can vote your shares by mail by returning the enclosed proxy card per the instructions on the card.

What if I return a proxy card or otherwise complete a ballot or give voting instructions but do not make specific choices?

If you return a signed and dated proxy card or otherwise complete a ballot or voting instructions without marking your selections, your shares will be voted, as applicable, “For” the election of two nominees for director, and “For” the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016. The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We are paying for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on the Notice and vote your shares for each name or account to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	You may submit another properly completed proxy card with a later date;

•	You may grant a subsequent proxy through our Internet voting site;

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 1540 Drew Ave., Davis, California 95618; or

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy. Please remember, as mentioned above, if you are a beneficial owner of shares you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent that holds your shares in street name.

If your shares are held by your broker, bank or another agent as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals due for next year’s annual meeting?

Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our bylaws and the rules established by the SEC. Proposals of stockholders intended to be presented at next year’s annual meeting of stockholders and included in our proxy materials for that meeting must be submitted in writing and received by us, Attention: Corporate Secretary, at 1540 Drew Ave., Davis, California 95618, not less than 45 days or more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the annual meeting (i.e., not earlier than February 10, 2017 and not later than March 11, 2017), after which the notice is untimely. If you wish to submit a proposal that is not to be included in next year’s proxy materials, you must do so not less than 45 days prior to the date of next year’s annual meeting. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What are broker non-votes? How do I vote if I hold my shares in street name?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions).

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to routine “discretionary” items, but not with respect to “non-discretionary” items under the rules of the New York Stock Exchange, or NYSE, on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under NYSE rules, elections of directors are considered to be non-routine and, therefore, brokers and other nominees will not be able to vote in the election of directors unless they receive instructions from the beneficial owners of the shares.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” votes and any broker non-votes for the election of directors. Broker non-votes will not count for or against any nominees.

With respect to the ratification of Ernst & Young, the inspector of election will separately count “For” and “Against” votes. Abstentions will be counted towards the vote total for the proposal, and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for the proposal.

How many votes are needed to approve each of the proposals?

•	Proposal 1—Election of our two nominees for Class III directors. The two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.

•	Proposal 2—Ratification of the selection by the audit committee of our board of directors of Ernst & Young LLP as the independent registered public accounting firm of Marrone Bio Innovations for our fiscal year ending December 31, 2016. This proposal must receive a “For” vote from the holders of a majority of the voting power present and entitled to vote either in person or by proxy on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at the meeting there are present in person or represented by proxy the holders of outstanding shares of common stock entitled to cast a majority of the votes that could be cast by all outstanding shares of common stock. On the record date, there were 24,583,831 shares of common stock outstanding, all of which are entitled to vote. Thus, holders of shares representing at least 12,291,916 votes must be present in person or represented by proxy at the meeting to have a quorum.

Shares that are voted in person or by proxy are treated as being present at the meeting for purposes of establishing a quorum. Abstentions and broker non-votes will also be counted for purposes of calculating whether a quorum is present at the annual meeting. If there is no quorum, the holders of shares representing a majority of the votes present at the meeting may adjourn the meeting to another date.

How many votes do I have?

On each matter to be voted upon, for holders of our common stock, you have one vote for each share of common stock you owned as of April 11, 2016.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL ONE

ELECTION OF CLASS III DIRECTORS

Pursuant to our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. The total number of authorized directors on our board of directors upon the commencement of the 2016 annual meeting has been fixed at seven by a resolution of our board of directors, and two directors will serve as Class III directors whose terms will expire at the annual meeting of stockholders to be held in 2019.

There are two nominees for Class III director at this annual meeting, Zachary S. Wochok, Ph.D., who is a new director we are nominating to serve on our board, and George H. Kerckhove, who is currently a director of Marrone Bio Innovations. Stockholders cannot submit proxies voting for a greater number of persons than the two nominees named in this Proposal One. Each director to be elected will hold office until the annual meeting of stockholders held in 2019 and until his successor is elected or until the director’s death, resignation or removal. Each nominee has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Each of Pamela Contag, Ph.D. and Elin D. Miller notified the Company that she will not stand for re-election at the 2016 annual meeting. Dr. Contag and Ms. Miller will continue to serve as directors until such meeting. Each of Dr. Contag’s and Ms. Miller’s decision not to stand for re-election to our board of directors are solely for personal reasons and time considerations and did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

There are no family relationships between any of our directors, nominees or executive officers. There are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.

Required Vote

The two nominees receiving the highest number of “FOR” votes shall be elected as Class III directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such nominee will instead be voted for the election of a substitute nominee proposed by our board of directors and the nominating and corporate governance committee. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on elections of directors unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to the two nominees in this Proposal One if you want your broker to vote your shares on the matter. Otherwise, your shares will be treated as broker non-votes. Broker non-votes will have no effect on the outcome of the vote.

Recommendation

The board of directors recommends a vote FOR each nominee named in Proposal One.

INFORMATION REGARDING OUR NOMINEES AND DIRECTORS

The following table sets forth information as of April 11, 2016 with respect to the nominees for election as Class III directors of our board.

Class III Director Nominees

Name(1)	Age	Position
Zachary S. Wochok, Ph.D.	73	Board Nominee
George H. Kerckhove	78	Audit Committee Chair

Continuing Directors

Name	Age	Class(2)	Position
Pamela G. Marrone, Ph.D.	59	I	President and Chief Executive Officer
Michael H. Benoff	62	I	Audit Committee Member
Kathleen A. Merrigan, Ph.D.	56	I	Board Member
Timothy Fogarty	55	II	Chair of the Board and Audit Committee Member
Richard Rominger	88	II	Compensation Committee Member

(1)	Pamela Contag, Ph.D. and Elin D. Miller, each a Class III director, will each continue to serve until the 2016 annual meeting. Dr. Contag serves as compensation committee chair and a member of the nominating and corporate governance committee. Ms. Miller serves as nominating and corporate governance committee chair and a member of the compensation committee.
(2)	The terms of Class I directors will expire at the 2017 annual meeting. The terms of Class II directors will expire at the 2018 annual meeting.

Nominees for Class III Directors

Zachary S. Wochok, Ph.D. has served as president and founder of The Wochok Group, LLC, a management consulting firm, since October 2011. For over 25 years, Dr. Wochok has held executive positions in the agribusiness, biotechnology and food industries, including service as chairman of PGP International, Inc., a food ingredients company, from April 2011 to October 2011 and as its chief executive officer from February 1996 to March 2011, as the chairman and chief executive officer of NURTURE, Inc., as president and chief operating officer of Calgene, Inc., which was then publicly traded, and as the chief executive officer of Plant Genetics during which time the company completed an initial public offering and later merged with Calgene, Inc., creating the largest plant biotechnology company in the United States. He has also served as business development manager in the new ventures department at Monsanto and a lead scientist for Weyerhaeuser Company. Dr. Wochok began his career as a professor of biology at the University of Alabama, following an NIH funded post-doctoral position at Yale University. Dr. Wochok received a B.S. in Biology from LaSalle University, an M.S. in Biology from Villanova University and a Ph.D. in Cell Biology and Plant Physiology from the University of Connecticut. We believe Dr. Wochok’s qualifications to sit on our board include his education in biology and plant physiology and extensive experience serving public and private companies in the agriculture and biotechnology industries as an advisor, senior executive or director.

George H. Kerckhove has served on our board of directors since July 2014. He has served on the board of directors for Gundersen Medical Foundation since 2010 and previously served on the board of directors for Merix Corporation, where he chaired the audit committee, Wellspring International, American Standard Companies and the Mississippi Valley Conservancy Land Trust. He worked with the American Standard Companies from 1988 through 2000, where he served as VP and chief financial officer, executive VP and global sector manager of various countries and president and general manager of the European Division. Prior to that, he served in a variety of positions from 1962 through 1987 with The Trane Company, from product manager in several product departments, VP and general manager, Process Equipment Division, and executive VP and general manager of both the US and International Commercial Equipment Divisions. Mr. Kerckhove received Bachelor of Science degrees in Agricultural Engineering and Mechanical Engineering, a Master of Science Degree in Mechanical Engineering, and an MBA, all from the University of Wisconsin in Madison. We believe Mr. Kerckhove’s qualifications to sit on our board include his education in agricultural engineering and his extensive experience in finance, accounting and management in global publically-traded companies.

Continuing Directors

Pamela G. Marrone, Ph.D. is our founder and has served as our Chief Executive Officer and has been a member of our board of directors since our inception in 2006 and as our President during that period except from January 2015 through August 2015. Prior to founding the Company, in 1995 Dr. Marrone founded AgraQuest, Inc. (acquired by Bayer), where she served as chief executive officer until May 2004 and as president or chairman from such time until March 2006, and where she led teams that discovered and commercialized several bio-based pest management products. She served as founding president and business unit head for Entotech, Inc., a biopesticide subsidiary of Denmark-based Novo Nordisk A/S (acquired by Abbott Laboratories), from 1990 to 1995, and held various positions at the Monsanto Company from 1983 until 1990, where she led the Insect Biology Group, which was involved in pioneering projects in transgenic crops, natural products and microbial pesticides. Dr. Marrone is an author of over a dozen invited publications, is in demand as a speaker and has served on the boards and advisory councils of numerous professional and academic organizations. In 2013, Dr. Marrone was named the Sacramento region’s “Executive of the Year” by the Sacramento Business Journal and “Cleantech Innovator of the Year” by the Sacramento Area Regional Technology Alliance and Best Manager with Strategic Vision by Agrow in 2014. Dr. Marrone earned a B.S. in Entomology from Cornell University and a Ph.D. in Entomology from North Carolina State University. We believe Dr. Marrone’s qualifications to sit on our board of directors include the fact that, as our founder, Dr. Marrone is uniquely familiar with the business, structure, culture and history of our company and that she also brings to the board of directors considerable expertise based on her management and technical and commercialization experience in the biopesticide industry.

Michael H. Benoff joined our board of directors in January of 2016. Since September 2008, Mr. Benoff has served as a consultant for a variety of companies, advising on debt acquisition and structure, providing guidance on corporate governance and strategy, organizational structure and asset growth plans, managing capital raising and acquisition activities and preparing business models for his clients. From May 1987 to February 1999, Mr. Benoff served in a variety of roles at The Money Store Inc., including executive vice president and chief financial officer, during which time the company was acquired by First Union National Bank, with Mr. Benoff playing an instrumental role in the transaction. Since 2009, Mr. Benoff has served on the board of and as audit and finance committee chairman of Sacramento Tree Foundation. Mr. Benoff served on the board of OIS Corporation from June 2004 to August 2007, during which time he served on the board’s audit and compensation committees. Mr. Benoff received a B.A. in Politics from Princeton University. We believe Mr. Benoff’s qualification to sit on our board of directors include his extensive experience as an executive and consultant in finance, operations, corporate governance and public and private debt and equity markets.

Kathleen A. Merrigan, Ph.D. joined our board of directors in March of 2016. Dr. Merrigan has served as the executive director of sustainability at The George Washington University since 2014, where she leads the GW Sustainability Collaborative and GW Food Institute and serves as a professor of public policy. She has also been actively involved with the Food and Agriculture Organization of the United Nations since 1998, serving in various roles including delegation head, chairman and lecturer. From 2013 to 2014, Dr. Merrigan worked as an independent consultant advising clients on strategic business planning. From 2009 to 2013, Dr. Merrigan served as deputy secretary and chief operating officer of the United States Department of Agriculture. Dr. Merrigan is currently a board member of FoodCorps and Stone Barns Center for Food and Agriculture. She was named as one of Time Magazine’s 100 Most Influential People in the World in 2010. Dr. Merrigan received a Ph.D. in Public Policy and Environmental Planning from Massachusetts Institute of Technology, an M.A. in Public Affairs from the University of Texas at Austin and a B.A. from Williams College. We believe Dr. Merrigan’s qualifications to sit on our board include her extensive experience in and knowledge of agriculture and food systems as well as the perspective gained in the leadership roles she has in the agriculture and sustainability space.

Timothy Fogarty has served on our board of directors since 2010 and was appointed the Chair of our board in 2015. As the chief financial officer and a partner of The Contrarian Group, Inc., a private equity fund affiliated with CGI Opportunity Fund II, L.P., which is a 5% stockholder, where he has worked since May 2006, Mr. Fogarty previously served on the boards of TeachTown, Amanzi and Bellwether Marine Acquisition Corporation. From December 2003 to March 2006, Mr. Fogarty worked for Cypress Reinsurance, a startup Bermuda reinsurer, as president and chief operating officer. Mr. Fogarty is a Certified Public Accountant in good standing in California and earned a B.S. in Accounting from California State Polytechnic University, Pomona. We believe Mr. Fogarty’s qualifications to sit on our board of directors include his extensive experience in investment management and accounting and his perspective gained as a board member of various early-stage companies.

Richard Rominger has served on our board of directors since our inception in 2006 and was the Chair of our board from 2008 to 2013. Mr. Rominger is a fourth generation Yolo County, California farmer and is active in farm organizations and cooperatives. Mr. Rominger served as Director (Secretary) of the California Department of Food and Agriculture from 1977 to 1982 and was the Deputy Secretary at the U. S. Department of Agriculture in Washington, DC from 1993 to 2001. Mr. Rominger has served as a production agriculture advisor at University of California, Davis, University of California, Riverside, California State University, Fresno and California Polytechnic State University, San Luis Obispo and has served on the advisory committee of the Agricultural Sustainability Institute at University of California, Davis and as a special advisor to the Chancellor at University of California, Davis. He is a member of the University of California President’s Advisory Commission on Agriculture and Natural Resources and the California Roundtable on Agriculture and the Environment and serves on the board of directors of Oryzatech, Inc., a plant based building material company. Mr. Rominger earned a B.S. in Plant Science from University of California, Davis and graduated summa cum laude. We believe Mr. Rominger’s qualifications to sit on our board of directors include his years of government experience and his perspective gained as a leader in keeping American agriculture healthy and sustainable.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors and Leadership Structure

Our board of directors currently consists of eight members. As discussed above in Proposal One, Election of Class III Directors, Pamela Contag, Ph.D. and Elin Miller have determined not to stand for re-election at the 2016 annual meeting, and upon the commencement of the 2016 annual meeting, the size of our board of directors will decrease to seven members and the number of Class III directors will be reduced to two. In accordance with our amended and restated certificate of incorporation and amended and restated bylaws, our board of directors has been divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our current directors have been divided among the three classes as follows:

•	The Class I directors are Pamela G. Marrone, Ph.D., Michael H. Benoff and Kathleen A. Merrigan, Ph.D., and their terms will expire at the annual general meeting of stockholders to be held in 2017;

•	The Class II directors are Timothy Fogarty and Richard Rominger, and their terms will expire at the annual general meeting of stockholders to be held in 2018; and

•	The Class III directors are Pamela Contag, Ph.D., Elin Miller and George H. Kerckhove, and their terms will expire at the annual general meeting of stockholders to be held on May 25, 2016 (as discussed above, Dr. Contag and Ms. Miller have determined not to stand for re-election at the annual meeting, for which we are nominating Mr. Kerckhove and Zachary S. Wochok, Ph.D.).

The board currently separates the role of Chairman and Chief Executive Officer, with Dr. Marrone serving as Chief Executive Officer and Mr. Fogarty serving as Chairman. The board believes that separating these two roles promotes balance between the board’s independent authority to oversee our business and the Chief Executive Officer and our management team, which manages the business on a day-to-day basis. The current separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus her time and energies on operating and managing the Company and leverages the experience and perspectives of the Chairman.

We believe the board maintains effective independent oversight through a number of governance practices, including our strong committee system, open and direct communication with management, input on meeting agendas, and regular executive sessions.

In addition, the board has established the following procedures for selecting the presiding director during the executive sessions of the board. The presiding director will be (i) the Chairman of the board or (ii) another director appointed by the independent directors. In fiscal year 2015, Ms. Miller, our previous Chairman, who was succeeded by Mr. Fogarty in December 2015, presided at each of the executive sessions of our board.

Director Independence

The rules of NASDAQ generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3 and Rule 10C-1, a committee member may not, other than in his or her capacity as a member of the board of directors or any board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Our board of directors has also reviewed whether the directors that comprise our audit committee and compensation committee satisfy the independence standards for those committees established by the applicable SEC rules and NASDAQ rules. In making this determination, our board of directors has considered the relationships that each of these non-employee directors has with our company and all other facts and circumstances our board of directors deem relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director. Based on this determination, the board of directors determined that each of its non-employee members was independent.

Role of the Board in Risk Oversight

The board of directors is actively involved in the oversight of our risk management process. The board does not have a standing risk management committee, but administers this oversight function directly through the board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking and our board is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.

The full board, or the appropriate committee, receives reports on risks facing our company from our Chief Executive Officer or other members of management to enable it to understand our risk identification, risk management and risk mitigation strategies. We believe that our board’s leadership structure supports effective risk management because it allows the independent directors on our committees to exercise oversight over management.

Board Meetings

During the fiscal year ended December 31, 2015, the board held seventeen (17) meetings, the audit committee held five (5) meetings, the compensation committee held ten (10) meetings and the nominating and corporate governance committee held five (5) meetings. Each of our incumbent directors attended more than seventy five percent of the meetings of the board and of the committees on which the director served that were held during the last fiscal year. Board members are expected to regularly attend all meetings of the Board and committees on which they serve. Our independent directors held an executive session in conjunction with each in-person board meeting during the fiscal year ended December 31, 2015. Last year, all of the members of the board then serving attended the 2015 Annual Meeting of Stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact our board, committees of the board and individual directors may do so by writing to: Marrone Bio Innovations, Inc., 1540 Drew Ave., Davis, California 95618 Attention: Linda V. Moore, General Counsel. Ms. Moore will direct such communication to the appropriate persons.

Committees of the Board

In fiscal year 2015, our board of directors had three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of our committees are below.

Audit Committee

Our audit committee members are Mr. Kerckhove, Mr. Fogarty and Mr. Benoff, each of whom is a non-employee member of our board of directors. Mr. Kerckhove is our audit committee chair and is our audit committee financial expert, as currently defined under the SEC rules. Our board of directors has determined that each of Mr. Kerckhove, Mr. Fogarty and Mr. Benoff is independent within the meaning of the applicable SEC rules and the listing standards of NASDAQ.

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our critical accounting policies and estimates; and annually reviews the audit committee charter and the committee’s performance. The audit committee operates under a written charter adopted by the board that satisfies the applicable standards of NASDAQ.

Compensation Committee

Our compensation committee members are Dr. Contag, Mr. Rominger and Ms. Miller, each of whom is a non-employee member of our board of directors. Dr. Contag is our compensation committee chair. Our board of directors has determined that each of Dr. Contag, Mr. Rominger and Ms. Miller is independent within the meaning of the applicable SEC rules and the listing standards of NASDAQ. Dr. Contag and Ms. Miller will continue to serve on the compensation committee until the election of directors at the 2016 annual meeting.

Our compensation committee reviews and recommends programs, arrangements and policies relating to the compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations. The compensation committee administers the issuance of stock options and other awards under our stock plans. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members. The compensation committee operates under a written charter adopted by the board that satisfies the applicable standards of NASDAQ. The compensation committee may form and delegate authority under its charter to subcommittees or other persons when appropriate.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee members are Dr. Contag, Ms. Miller and Mr. Rominger, each of whom is a non-employee member of our board of directors. Ms. Miller is our nominating and corporate governance committee chair. Our board of directors has determined that each of Dr. Contag, Ms. Miller and Mr. Rominger is independent within the meaning of the applicable SEC rules and the listing standards of NASDAQ. Dr. Contag and Ms. Miller will continue to serve on the nominating and corporate governance committee until the election of directors at the 2016 annual meeting.

Our nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and the composition of our board of directors. Candidates for directorships are identified and considered on the basis of experience, areas of expertise and other factors relative to the overall composition of our board of directors. The nominating and corporate governance committee will consider candidates for directorship recommended by stockholders that are submitted in compliance with its charter. In addition to making recommendations for director candidates, the nominating and corporate governance committee is responsible for overseeing our corporate governance principles and making recommendations concerning governance matters. The nominating and corporate governance committee operates under a written charter adopted by the board that satisfies the applicable standards of NASDAQ.

Corporate Governance

Corporate Governance Guidelines

Our board has adopted written Corporate Governance Guidelines to assure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluations and succession planning, and board committees and compensation. The nominating and corporate governance committee assists the board in implementing and adhering to the Corporate Governance Guidelines. Our Corporate Governance Guidelines are available on the investor relations section of our website at investors.marronebio.com under the heading “Corporate Governance.” The corporate governance guidelines are reviewed at least annually by our nominating and corporate governance committee, and changes are recommended to our board of directors with respect to changes as warranted.

Code of Business Conduct and Ethics

We have adopted the Marrone Bio Innovations Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available on the investor relations section of our website (at investors.marronebio.com) under the heading “Corporate Governance.” If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on the investor relations section of our website at investors.marronebio.com under the heading “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

Corporate Governance Materials

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, charters for each committee of the board and other corporate governance documents, are posted on the investor relations section of our website at investors.marronebio.com under the heading “Corporate Governance.” In addition, stockholders may obtain a print copy of our Corporate Governance Guidelines, Code of Business Conduct and Ethics as well as the charters of our audit committee, compensation committee and nominating and corporate governance committee by writing to our Corporate Secretary at 1540 Drew Ave., Davis, California 95618.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our board of directors.

Director Compensation

Director Compensation for Fiscal Year 2015

Our non-employee directors who served during the fiscal year ended December 31, 2015 received the following compensation for their service on our board of directors.

NAME	FEES EARNED OR PAID IN CASH ($)	RESTRICTED STOCK UNITS ($)(1)(2)(3)	TOTAL ($)
Pamela Contag, Ph.D.	30,417	22,011	52,428
Timothy Fogarty	34,375	22,011	56,386
George Kerckhove	43,958	22,011	65,969
Les Lyman(4)	16,771	22,011	38,782
Elin Miller	40,625	22,011	62,636
Richard Rominger	19,688	22,011	41,699
Shaugn Stanley(4)	40,521	22,011	62,532

(1)	The fair value of restricted stock units (“RSUs”) granted to our directors was determined based on the closing bid price of the Company’s common stock on the date of grant, $1.23. See Note 10 of the Notes to Consolidated Financial Statements included in Part II-Item 8- “Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(2)	On December 17, 2015, we granted each non-employee board member 17,895 RSUs, each unit representing a contingent right to receive one share of our common stock. For each RSU award, 7/12ths of the total shares subject to the award were vested immediately, with 1/12th of the total shares vesting monthly thereafter. Vested RSUs are settled in common stock of the Company upon the director’s separation from service for the Company. In addition, in the event of a corporate transaction or change in control as defined in the award agreement, 100% of the RSUs vest immediately prior to the event.
(3)	The following table sets forth the aggregate number of option awards and RSUs held by each non-employee director as of December 31, 2015:

NAME	AGGREGATE NUMBER OF OPTION AWARDS	AGGREGATE NUMBER OF RESTRICTED STOCK UNITS
Pamela Contag, Ph.D.	24,124	17,895
Timothy Fogarty	17,335	17,895
George Kerckhove	20,866	17,895
Les Lyman	23,388	17,895
Elin Miller	32,071	17,895
Richard Rominger	33,357	17,895
Shaugn Stanley(a)	23,688	—

(a)	Mr. Stanley was granted 17,895 RSUs, 10,438 of which were vested and settled and the remainder of which were forfeited upon completion of his service as a director on December 17, 2015.

(4)	Mr. Stanley did not stand for re-election at our December 17, 2015 annual meeting. Mr. Lyman resigned from our board of directors effective January 4, 2016.

Discussion of Director Compensation

Directors who are employees of ours do not receive any compensation for their service on our board of directors. Our board of directors has adopted the following compensation policy that is applicable to all of our non-employee directors since our 2015 annual meeting of stockholders.

•	Initial Equity Grants. Each non-employee director who joins the board will receive restricted stock units valued at $40,000, with one-third of the restricted stock units vesting on the first anniversary of the director’s service and the remainder vesting monthly thereafter.

•	Annual Retainers. Each non-employee director will receive an annual retainer for service on the board valued at $50,000, consisting of $25,000 in cash and the remainder in restricted stock units, in addition to annual cash retainers for service as chair of our board of directors, or as a member or chair of committees of our board of directors, as set forth in the table below. Cash retainers will be paid on a quarterly basis, with restricted stock units awarded at our annual stockholders meeting and vesting after one year.

Additional annual retainer fees for service as a Chair of the Board		$20,000
Additional annual retainer fees for service as a member or chair of (with chair fees inclusive of fees for service as a member):	Member	Chair
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$3,750	$7,500

Our director compensation policy was adopted by our board of directors in consideration of a number of factors, including its assessment of the previous compensation policy and a director compensation report from Pearl Meyer & Partners, LLC (“Pearl Meyer”), which our board of directors engaged to prepare a competitive assessment of non-employee director compensation. In August 2015, Pearl Meyer delivered a report to the board of directors regarding market practices, recommending changes, based on our financial and size metrics, that would bring our director compensation more comparable to the 25th percentile of peers in our industry, and updating its October 2014 report recommending that we alter the mix and levels of cash and stock-based director compensation.

In addition to the above policy, our board of directors from time to time may consider additional payments to our directors in respect of extraordinary service by such director. For example, in 2015, our board of directors approved of payments of $25,000 to George Kerckhove and $10,000 to each of Elin Miller and Pamela Contag, Ph.D., each of whom provided, on behalf of the board of directors, input and guidance to our leadership team and executive officers regarding business operations, and $15,000 to former director Shaugn Stanley and $12,500 to Timothy Fogarty in respect of their time and efforts relating to our recent Audit Committee investigation.

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers as of April 11, 2016, their positions and their respective ages on that date are:

Name	Age	Position
Pamela G. Marrone, Ph.D.	59	President and Chief Executive Officer
James B. Boyd	63	Senior Vice President, Chief Financial Officer and Assistant Secretary
Linda V. Moore	69	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer
Brian R. Ahrens	44	Vice President of Sales
Keith J. Pitts	52	Vice President of Regulatory and Government Affairs
Amit Vasavada, Ph.D.	61	Vice President of Research and Development
Tim Johnson, Ph.D.	59	Vice President of Field Development and Technical Services
Nancy Hood	55	Vice President of Marketing

Our executive officers serve at the discretion of the board of directors, subject to rights, if any, under contracts of employment. See “—Employment Agreements.” Biographical information for Dr. Marrone is provided above. See “Information Regarding Our Nominees and Directors.”

James B. Boyd was appointed as Chief Financial Officer effective February 2014, Assistant Secretary effective March 2014 and Senior Vice President effective December 2015. Mr. Boyd previously served as chief financial officer of Quantenna Communications and Link-A-Media Devices, both venture capital backed companies, from 2012 to 2013 and from 2010 to 2012, respectively. From 2007 to 2010, he served as chief financial officer and senior vice president of Silicon Storage Technology and from 2000 to 2007, Mr. Boyd served as chief financial officer and senior vice president of ESS Technology, both NASDAQ listed companies. Mr. Boyd earned an M.B.A. in Finance from the University of Wisconsin and a J.D. from Golden Gate University.

Linda V. Moore was appointed as General Counsel, Secretary and Chief Compliance Officer effective March 2014 and Senior Vice President effective December 2015. Ms. Moore co-founded The Moore Group, where she served as principal from 2005 to 2007, during which time she also served as chief operating officer and general counsel of Mobius Photonics, and 2009 to 2014. From 2007 to 2009, Ms. Moore served as executive vice president, general counsel, chief compliance officer and secretary of Merix Corporation. Ms. Moore has served as an Executive Mentor to Astia (formerly Women’s Technology Cluster) and as a member of the Advisory Board for Remedy Interactive and Opportunity Works. She has also taught at the University of Detroit Mercy and Santa Clara University as an adjunct professor. Ms. Moore earned a J.D. at Michigan State University School of Law.

Brian Ahrens was appointed as Vice President of Sales in October 2014. Previously, from 2005 to 2014 Mr. Ahrens served in various positions, including strategic business leader and innovation leader, at ADAMA (previously MANA), a crop protection solutions company. From 2003 to 2005, he served in various positions, including global strategic marketing manager, at BASF, a leading chemical producer. Mr. Ahrens earned a B.A. in Agriculture Business from Iowa State University.

Keith J. Pitts has served as our Vice President of Regulatory and Government Affairs since July 2008. Previously, from January 2001 to June 2007, Mr. Pitts served as Director of Public Policy at the Pew Initiative on Food and Biotechnology, a non-partisan research and policy organization based in Washington, D.C. From 1986 to 2001, Mr. Pitts worked in senior legislative, administrative, regulatory and public policy roles in both the U.S. Department of Agriculture and the House Committee on Agriculture. Mr. Pitts earned a B.A. in Chemistry from the University of North Carolina.

Amit Vasavada, Ph.D. was appointed as Vice President of Research and Development in March 2014. From 2009 to 2014, Dr. Vasavada served as a program manager at General Atomics. Since 2006, Dr. Vasavada has served on the scientific advisory board of Vaxiion Therapeutics and from 2008 to 2014 served as scientific advisor to NewCos, an applied microbiology and algae-based technology development company. Dr. Vasavada earned a B.S. in microbiology from Gujarat University, an M.S. in microbiology from University of Louisiana and a Ph.D. in applied microbiology from University of California, Davis.

Tim Johnson, Ph.D. was appointed as Vice President of Field Development and Technical Services in August 2015. Dr. Johnson previously served as our Global Product Development Director, Product Development Manager and Eastern U.S. Product Development Manager from June 2011 to August 2015, May 2009 to June 2011 and November 2009 to May 2009, respectively. From June 2002 to November 2008, Dr. Johnson served as manager of commercial development for Plato Industries, Ltd. Dr. Johnson earned a B.S. in Entomology and Pest Management from Iowa State University, an M.S. in Entomology from Iowa State University and a Ph.D. in Entomology from Purdue University.

Nancy Hood was appointed as Vice President of Marketing in December 2015. In 2012, Ms. Hood founded Silverlake Consulting where she served as a consultant. Ms. Hood served as Director of Marketing Communication & Public Affairs at ArborGen from June 2008 to July 2012. From April 2006 to January 2008, Ms. Hood served as Vice President of Integer Group. Ms. Hood earned a B.A. Technical Writing and Agricultural Economics from Texas Tech University.

Executive Compensation Tables

Summary Compensation Table

The following table presents information regarding compensation earned by or awards to our named executive officers during fiscal years 2015, 2014 and 2013.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)		OPTION AWARDS ($)(1)		NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)		ALL OTHER COMPENSATION ($)(3)		TOTAL ($)
Pamela G. Marrone, Ph.D.
President and Chief Executive Officer	2015	300,000	—		—		24,754	(6)	12,306		337,060
	2014	300,000	—		—		—		11,973		311,973
	2013	250,000	25,835	(4)	1,014,461	(5)	44,789	(7)	11,206		1,323,039
James B. Boyd(8)
Senior Vice President and Chief Financial Officer	2015	248,958	—		—		20,542		10,033		279,533
	2014	202,769	10,000	(9)	1,704,699	(5)	—		1,855		1,919,323
Linda V. Moore(8)
Vice President, General Counsel, Secretary and Chief Compliance Officer	2015	237,500	—		—		19,674		10,587		267,761
	2014	178,125	—		935,460	(5)	19,372		15,781	(10)	1,148,738
James Iademarco(8)
Former President and Chief Operating Officer	2015	181,250	—		—		—		140,027	(11)	321,277
Alison Stewart, Ph.D.(8)
Former Chief Technology Officer and Senior Vice President of Research and Development	2015	154,795	25,000		—		—		128,743	(12)	308,538
	2014	200,000	—		960,361	(5)	18,000		8,571		1,186,932
	2013	127,500	—		974,324	(5)	—		5,029		1,106,853

(1)

This column reflects the aggregate grant date fair value of option awards granted to our named executive officers estimated pursuant to FASB ASC 718, Compensation—Share based compensation (ASC 718). Valuation assumptions are described in Note 10 of the Notes to Consolidated Financial Statements included in Part II-Item 8-“Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(2)	This column includes amounts paid under our non-equity incentive award program. See “—Non-Equity Incentive Awards.”
(3)	This column includes our 401(k) retirement savings plan matching, payment of life insurance premiums, long-term disability and other insurance-related reimbursements unless separately noted.
(4)	Represents a discretionary bonus.
(5)	The amounts for Dr. Marrone represent option awards for an aggregate of 86,393 shares with a weighted-average exercise price of $17.87 per share, for Mr. Boyd represent option awards for an aggregate of 190,000 shares with an exercise price of $14.03, and for Ms. Moore represent option awards for an aggregate of 100,000 shares with an exercise price of $14.61, in each case, none of which have been exercised. The amounts for Dr. Stewart represent option awards that have all terminated without having been exercised.
(6)	Dr. Marrone has voluntarily elected to defer payment of her non-equity incentive award for 2015.
(7)	In February 2016, Dr. Marrone reimbursed the Company $15,234 of her $60,023 bonus, as required by Section 304(a) of the Sarbanes-Oxley Act, relating to the excess portion of the bonus that she received during the Company’s financial restatement periods.
(8)	Mr. Boyd joined us in February 2014 and Ms. Moore joined us in March 2014. Mr. Iademarco resigned effective August 31, 2015. Dr. Stewart resigned effective August 25, 2015.
(9)	Represents a signing bonus.
(10)	In addition, to the items included in note 3, Ms. Moore’s other compensation for 2014 includes certain reimbursements for relocation expenses.
(11)	In addition, to the items included in note 3, Mr. Iademarco’s other compensation includes $107,123 in severance and $25,972 in certain reimbursements for relocation expenses, temporary housing allowance, and auto allowances.
(12)	In addition, to the items included in note 3, Dr. Stewart’s other compensation for 2015 includes $120,000 in severance.

Non-Equity Incentive Awards

We structure our annual non-equity incentive awards to reward named executive officer for the successful performance of our company as a whole and of each participating named executive officer as an individual. For the 2015 fiscal year, our compensation committee established a bonus plan available to all of our executive officers and other key employees. The bonus plan provided for a target cash award of up to 30% of each named executive officer’s salary, with 70% of the target award based upon the achievement of company-wide goals and 30% of the target award based upon the achievement of individual goals. The progress of the goals is tracked by the compensation committee on a quarterly basis, and the determination of goal achievement (full or partial) is made by the compensation committee and approved by the board of directors.

Each company-wide goal received a weighting, such that each named executive officer, would receive a portion of the target non-equity incentive award for each goal achieved. The company-wide goals were based on our forecasts and plans for fiscal year 2015 and covered net product revenue objectives, adjusted operating expense targets, improvement of gross margins of selected products and advancement of our product pipeline as measured by market readiness, target placement and sales of selected products. Based upon these factors, the compensation committee determined that 50% of the company-wide goals were achieved in 2015. Therefore, each named executive officer serving at the end of the year was entitled to 35% of his or her target bonuses based upon the company-wide goals component.

Each named executive officer serving at the end of the year was generally evaluated with respect to individual goals on the basis of the overall performance of our company, including the completion of our recent restatement and resolution of related matters, the success of financing transactions, and the extent to which we were successful in achieving net revenues and operational expense goals, developing strategic collaborations, product development, commercialization targets, geographical expansion, organizational development and growth. The compensation committee determined that each of such named executive officers achieved 60% of their individual goals in 2015, and therefore were entitled to 18% of their target bonuses based upon the individual goals component (such that together with the company-wide goals component, each such named executive officer was entitled to 53% of his or her target bonus).

Payments are not guaranteed, and are subject to approval by the board of directors. For 2015, based upon the board of directors’ consideration of our financial results and its discussions with Dr. Marrone, our Chief Executive Officer, Mr. Boyd, our Chief Financial Officer, and the compensation committee, the board of directors exercised its discretion to reduce bonuses payable under our non-equity incentive award program for each of our named executive officers to 28% of their target awards.

Under our non-equity incentive award program, awards can either be paid out or deferred to a future payout time at the discretion of the board of directors, although Dr. Marrone has voluntarily elected to defer payment of her non-equity incentive award for 2015.

Outstanding Equity Awards at the End of Fiscal Year 2015

The following table provides information regarding unexercised stock options held by each of the named executive officers as of the end of fiscal year 2015.

NAME	GRANT DATE	SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)(1)		SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Pamela G. Marrone, Ph.D.	5/1/2007	33,378	(2)	—	0.47	5/1/2017
	10/22/2008	47,794	(3)	—	1.19	10/22/2018
	1/28/2009	9,559	(4)	—	1.19	1/28/2019
	1/11/2010	4,779	(5)	—	1.19	1/11/2020
	1/24/2011	19,092	(6)	—	1.19	1/24/2021
	1/24/2011	31,863	(7)	—	1.19	1/24/2021
	12/15/2011	7,965	(8)	5,842	1.41	12/15/2021
	2/20/2012	13,390	(9)	—	3.11	2/20/2022
	10/29/2012	50,460	(10)	13,265	12.08	10/29/2022
	8/1/2013	1,114	(11)	797	12.00	8/1/2023
	9/27/2013	47,258	(12)	36,742	18.01	9/27/2023
	11/6/2013	261	(13)	221	16.77	11/6/2023
	—	—		—	—	—
James B. Boyd	2/26/2014	87,096	(14)	102,904	14.03	2/26/2024
	—	—		—	—	—
Linda V. Moore	3/17/2014	43,756	(15)	56,244	14.61	3/17/2024
James Iademarco	—	—		—	—	—
Alison Stewart, Ph.D.	—	—		—	—	—

(1)	Options granted under the Marrone Bio Innovations, Inc. Stock Option Plan, which we refer to as the 2006 Plan, are immediately exercisable in full, regardless of vesting. Any unvested shares issued upon the exercise of these options are subject to a right of repurchase.
(2)	The options vested with respect to one-quarter of the total shares subject to the option on the first anniversary of the vesting commencement date of May 1, 2007, with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all of the shares were fully vested upon the fourth anniversary of the option vesting commencement date.

(3)	The option vested with respect to one-quarter of the total shares subject to the option on the first anniversary of the vesting commencement date of November 1, 2008, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares were fully vested upon the fourth anniversary of the option’s vesting commencement date.
(4)	The option vested with respect to one-quarter of the total shares subject to the option on the first anniversary of the vesting commencement date of January 1, 2009, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares were fully vested upon the fourth anniversary of the option’s vesting commencement date.
(5)	The option vested with respect to 100% of the total shares subject to the option on the vesting commencement date of January 1, 2010.
(6)	The options vested with respect to 100% of the total shares subject to the option on the vesting commencement date of January 1, 2011.
(7)	The options vested with respect to one-quarter of the total shares subject to the option on the first anniversary of the vesting commencement date of January 1, 2011, and with respect to 1/48th of the total shares subject to the options monthly thereafter for 36 months, such that all the shares were fully vested upon the fourth anniversary of the options’ vesting commencement date.
(8)	The options vest with respect to 1/60th of the total shares subject to the options one month after the vesting commencement date of November 1, 2011, and with respect to 1/60th of the total shares subject to the options monthly thereafter for 59 months, such that all the shares will be fully vested upon the fifth anniversary of the options’ vesting commencement date.
(9)	The options vested with respect to 100% of the total shares subject to the options on the vesting commencement date of February 20, 2012.
(10)	The options vest with respect to one-quarter of the total shares subject to the options on October 18, 2013, and with respect to 1/48th of the total shares subject to the options monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the options’ vesting commencement date.
(11)	The options vest with respect to one-quarter of the total shares subject to the options on August 1, 2014, and with respect to 1/48th of the total shares subject to the options monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the options’ vesting commencement date.
(12)	The options vest with respect to one-quarter of the total shares subject to the options on September 27, 2014, and with respect to 1/48th of the total shares subject to the options monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the options’ vesting commencement date.
(13)	The option vests with respect to one-quarter of the total shares subject to the option on November 6, 2014, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the option’s vesting commencement date.
(14)	The option vests with respect to one-quarter of the total shares subject to the option on February 26, 2015, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the option’s vesting commencement date.
(15)	The option vests with respect to one-quarter of the total shares subject to the option on March 17, 2015, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the option’s vesting commencement date.

Option Exercises and Stock Vested

The following table summarizes for each named executive officer the stock option exercises and stock award shares vested during fiscal 2015:

	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Name

Pamela G. Marrone, Ph.D.	20,000	12,785	—	—

James B. Boyd	—	—	—	—

Linda V. Moore	—	—	—	—

James Iademarco	—	—	—	—

Alison Stewart, Ph.D.	—	—	—	—

Employment Agreements

We have entered into an employment offer letter with each of Dr. Marrone, Mr. Boyd and Ms. Moore and have entered into a separation agreement with Mr. Iademarco, as described below. We have also entered into employee proprietary information and inventions assignment agreements with each of our named executive officers, under which each of them has agreed not to disclose our confidential information or induce us to use proprietary information or trade secrets of others at any time.

Pamela G. Marrone, Ph.D.

Effective as of June 29, 2006, we entered into an offer letter with Pamela G. Marrone, Ph.D., our President and Chief Executive Officer. Under the offer letter, Dr. Marrone is entitled to an annual base salary, which was $250,000 for 2013, and was increased to $300,000 commencing in 2014 in connection with our initial public offering. Dr. Marrone is eligible for our benefit programs on the same terms as our other executives. In addition, in accordance with the terms of the offer letter, our board of directors granted Dr. Marrone a restricted stock award of 97,424 shares, which completely vested on June 29, 2010, and an option to purchase 53,378 shares of our common stock on May 1, 2007, which completely vested on May 1, 2011.

The letter agreement provides that either party may terminate the employment arrangement for any reason or no reason, but four weeks’ notice is requested if the agreement is terminated by Dr. Marrone. In addition, the agreement provides that if we actively or constructively terminate Dr. Marrone’s employment without cause (whether or not in connection with a change of control), Dr. Marrone will be eligible to receive:

•	an amount equal to twelve months of her then-current annual base salary payable in the form of salary continuation; and

•	medical and dental coverage, plus disability and life insurance premiums, for a period of twelve months following her termination.

James B. Boyd

Effective as of February 26, 2014, we entered into an offer letter with James B. Boyd, our Vice President and Chief Financial Officer. Under the offer letter, Mr. Boyd is entitled to an annual base salary of $240,000, and is eligible for our benefit programs, vacation benefits, medical benefits and 401(k) plan participation. In addition, in satisfaction of obligations to Mr. Boyd in the offer letter with respect to option awards, our board of directors granted Mr. Boyd an option to purchase 190,000 shares of our common stock on February 13, 2014, which vests, subject to continued employment on each vesting date, with respect to one-quarter of the total shares subject to the option on the first anniversary of the option’s vesting commencement date of February 26, 2014 and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all shares subject to the option will be fully vested on the fourth anniversary of such option’s vesting commencement date.

The offer letter also provided for a $10,000 signing bonus upon Mr. Boyd’s acceptance, relocation expenses of $20,000 and three months temporary housing. The letter agreement provides that either party may terminate the employment arrangement for any reason or no reason, but four weeks’ notice is requested if Mr. Boyd terminates his employment. In addition, the agreement provides that if we actively or constructively terminate Mr. Boyd’s employment without cause (whether or not in connection with a change of control), Mr. Boyd will be eligible to receive:

•	an amount equal to six months of his then-current annual base salary payable in the form of salary continuation; and

•	medical and dental coverage, plus disability and life insurance premiums, for a period of six months following his termination.

Effective March 3, 2015, Mr. Boyd’s terms of employment were revised pursuant to a letter agreement to increase his base salary to $250,000 and to provide that if a change in control occurs that is not pursuant to an agreement signed within nine months of March 3, 2015, and termination other than “for cause” occurs within twelve months of such change in control, then in addition to the severance amount set forth in his offer letter, he will be entitled to receive a lump-sum payment equal to six months’ base salary. If we enter into an agreement with respect to a change in control transaction within nine months of the date of the letter agreement, then upon the closing of such transaction, a lump sum payment equal to 18 months’ base salary would be made.

Linda V. Moore

Effective as of March 17, 2014, we entered into an offer letter with Linda V. Moore, our General Counsel. Under the offer letter, Ms. Moore is entitled to an annual base salary of $225,000, and is eligible for our benefit programs, vacation benefits, medical benefits and 401(k) plan participation. In addition, in satisfaction of obligations to Ms. Moore in the offer letter with respect to option awards, our board of directors granted Ms. Moore an option to purchase 100,000 shares of our common stock on March 17, 2014, which vests, subject to continued employment on each vesting date, with respect to one-quarter of the total shares subject to the option on the first anniversary of the option’s vesting commencement date of March 17, 2014 and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all shares subject to the option will be fully vested on the fourth anniversary of such option’s vesting commencement date.

The offer letter also provided for relocation expenses of $10,000 and one month temporary housing. The letter agreement provides that either party may terminate the employment arrangement for any reason or no reason, but four weeks’ notice is requested if Ms. Moore terminates her employment. In addition, the agreement provides that if we actively or constructively terminate Ms. Moore’s employment without cause (whether or not in connection with a change of control), Ms. Moore will be eligible to receive:

•	an amount equal to six months of his then-current annual base salary payable in the form of salary continuation; and

•	medical and dental coverage, plus disability and life insurance premiums, for a period of six months following his termination.

Effective February 9, 2015, Ms. Moore’s terms of employment were revised pursuant to a letter agreement to increase her base salary to $240,000 and to provide that if a change in control occurs that is not pursuant to an agreement signed within nine months of March 3, 2015, and termination other than “for cause” occurs within twelve months of such change in control, then in addition to the severance amount set forth in her offer letter, she will be entitled to receive a lump-sum payment equal to six months’ base salary. If we enter into an agreement with respect to a change in control transaction within nine months of the date of the letter agreement, then upon the closing of such transaction, a lump sum payment equal to 12 months’ base salary would be made.

James Iademarco

On August 20, 2015, we entered into a separation agreement with Mr. Iademarco whereby he resigned effective August 31, 2015, but agreed to remain available to advise the Company in a consulting capacity for an additional period of up to 90 days to assist with the transition of various pending matters. Pursuant to the separation agreement, Mr. Iademarco is entitled to receive, among other things, an amount equal to one-twelfth of his prior base salary of $290,000 on or before the 15th day of each of the twelve months following August 31, 2015 and certain premium payments for health and vision insurance coverage, in partial consideration for Mr. Iademarco granting the Company a general release of liability and claims. During the year ended December 31, 2015, we recorded severance expenses in the amount of $313,000 to selling, general and administrative expenses based on the terms of Mr. Iademarco’s separation agreement, of which $209,000 was accrued as of December 31, 2015.

Compensation Risk Management

We have considered the risks associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on our Company.

Employee Benefit and Stock Plans

Marrone Bio Innovations, Inc. Stock Option Plan

We established the Marrone Bio Innovations, Inc. Stock Option Plan, which we refer to as the 2006 Plan, effective as of July 26, 2006. We ceased granting options under our 2006 Plan after, and the 2006 Plan terminated upon, the adoption of our 2011 Plan on July 19, 2011. Our 2006 Plan provided for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-qualified stock options to our employees, outside directors and consultants and our parent and subsidiary corporations’ employees and consultants.

Administration: Our board of directors administered our 2006 Plan. The administrator’s powers include the power to: determine the fair market value of our common stock; select the individuals to whom options may be granted; determine the number of shares of stock covered by each option; approve forms of award agreement; determine the terms and conditions of options granted to employees and consultants (e.g., the exercise price, the times when options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or the underlying shares of stock); reduce the exercise price of any option granted to employees and consultants to the then current fair market value of our common stock if such fair market value has declined since the date of grant; prescribe, amend and rescind rules and regulations relating to our 2006 Plan; modify or amend each option; institute an option exchange program; and make all other determinations deemed necessary or advisable for administering our 2006 Plan.

Transferability of Options: Our 2006 Plan allows for the transfer of options only (i) by will; and (ii) by the laws of descent and distribution. Only the recipient of an option may exercise such option during his or her lifetime.

Certain Adjustments: In the event of certain changes in our capitalization our board of directors will make adjustments to one or more of (i) the number of shares that are covered by outstanding options; (ii) the exercise price of outstanding options, and (iii) the numerical share limits contained in our 2006 Plan. In the event of our complete liquidation or dissolution, recipients must be notified at least ten (10) days prior to the proposed transaction and may exercise all vested and unvested options until ten (10) days prior to such transaction; all outstanding options will terminate immediately prior to the consummation of such transaction.

Corporate Transactions: Our 2006 Plan provides that in the event of a corporate transaction, as defined in our 2006 Plan, each outstanding option will become immediately vested. In the event of a corporate transaction involving a merger or sale of assets, options will be exercisable for a period of fifteen (15) days from the date that notice of the transaction is provided; the option will then terminate upon the expiration of that period.

2011 Stock Plan

We established our 2011 Stock Plan, which we refer to as the 2011 Plan, effective as of July 19, 2011. Our 2011 Plan provided for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-qualified stock options and stock purchase rights to our employees, directors and consultants and any parent and subsidiary corporations’ employees, directors and consultants. We ceased granting options under our 2011 Plan after, and the 2011 Plan terminated upon, the adoption of our 2013 Plan on August 1, 2013.

Administration: Our board of directors administered our 2011 Plan. The administrator’s powers include the power to: determine the persons to whom, and the times at which, awards shall be granted and the number of shares of our common stock subject to each award; determine the fair market value of our common stock; determine the terms, conditions and restrictions applicable to each award (e.g. the exercise price, the method of payment, the method for satisfaction of any tax withholding obligation, the timing, terms and conditions of the exercisability and vesting of the award, the time of the expiration of the award, and the effect of the recipient’s termination of service); approve forms of award agreement; amend, modify, extend, cancel or renew any award or waive any restrictions or conditions applicable to any award; accelerate, continue, extend or defer the exercisability of any award; prescribe, amend or rescind rules guidelines and policies relating to the 2011 Plan; and make all other determinations and take such other actions with respect to the 2011 Plan or any award as it deems advisable and that is consistent with applicable law, regulations and rules.

Stock Options: Our 2011 Plan allowed for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and employees of any parent or subsidiary of ours. Non-qualified stock options could be granted to our employees, directors, and consultants and those of any parent or subsidiary of ours. The exercise price of all options granted under our 2011 Plan was required to be at least equal to the fair market value of our common stock on the date of grant. The term of an option may not exceed ten (10) years, except that with respect to any employee who owns more than ten percent (10%) of the voting power of all classes of our outstanding stock or the outstanding stock of any parent or subsidiary corporation as of the grant date (i) the term of an incentive stock option must not exceed five (5) years; and (ii) the exercise price of an incentive stock option must equal at least one hundred ten percent (110%) of the fair market value of our common stock on the grant date.

After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her option, to the extent vested, for the period of time specified in the award agreement. If his or her continuous service terminates for cause, however, the option shall immediately terminate. An option may not be exercised later than the expiration of its term.

Stock Purchase Rights: Our 2011 Plan allowed for the grant of stock purchase rights. Stock purchase rights are rights to purchase our common stock for at least one hundred percent (100%) of the fair market value of our common stock and which are exercisable for thirty (30) days from the date of grant. The purchase price of a stock purchase right may be paid in cash or in the form of services rendered. The board of directors may subject a stock purchase right to vesting conditions.

Transferability of Awards: Our 2011 Plan allowed for the transfer of awards only (i) by will; (ii) by the laws of descent and distribution and (iii) for non-qualified stock options, to the extent authorized by the board of directors. Only the recipient of an award may exercise such award during his or her lifetime except that non-qualified stock options may be transferred to certain trusts and certain family members.

Certain Adjustments: In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2011 Plan, the board of directors will make adjustments to one or more of (i) the number and class of shares subject to the 2011 Plan and that are covered by outstanding awards; (ii) the exercise price of outstanding awards and (iii) the incentive stock option share limit contained in the 2011 Plan.

Changes in Control: Our 2011 Plan provides that in the event of a change in control, as defined in the 2011 Plan, the board of directors, in its discretion may provide that (i) the vesting and exercisability of any outstanding awards shall accelerate; or (ii) that each outstanding award (including, at the board of directors’ discretion, unvested awards) shall be cashed out; payment due with respect to unvested awards would then be payable in accordance with the existing vesting schedule. Further, the successor corporation may assume or substitute an equivalent award for each outstanding award; if the successor corporation does not do so, awards held by recipients who have not terminated employment with us will vest in full as of the change in control.

2013 Stock Incentive Plan

In August 2013, our board of directors adopted the 2013 Stock Incentive Plan (which we refer to as our 2013 Plan). The 2013 Plan serves as the successor to our 2011 Plan. Our 2013 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants.

Shares: We initially authorized a total of 1,600,000 shares of our common stock for issuance pursuant to the 2013 Plan, plus the number of shares of common stock reserved for issuance pursuant to future grants under the 2011 Plan upon the adoption of the 2013 Plan. In addition, the number of shares authorized for issuance pursuant to the 2013 Plan will be increased by any additional shares that would otherwise return to the 2011 Plan after the date of adoption of the 2013 Plan as a result of the forfeiture, termination or expiration of awards previously granted under the 2011 Plan. Further, our 2013 Plan provides for annual increases in the number of shares available for issuance thereunder equal to the least of (i) 3.5% of the number of shares of the Company’s common stock outstanding on the last day of the immediately preceding fiscal year or (ii) a lesser number of shares determined by the administrator. Based on and subject to the foregoing, as of January 1, 2016, including such annual increase, 4,927,056 shares of our common stock, plus any additional shares which are subject to options granted under our 2006 Plan or 2011 Plan but are forfeited or otherwise terminate or expire subsequent to January 1, 2016, were authorized for issuance pursuant to the 2013 Plan. In addition, as of January 1, 2016, under the 2013 Plan, 1,577,227 shares of common stock were issuable upon the exercise of outstanding options and settlement of RSUs granted and 3,339,391 additional shares of common stock were reserved for issuance pursuant to future grants.

Administration: Our board of directors or a committee of our board of directors administers our 2013 Plan. In the case of awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, the committee consists of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code. The administrator has the power to determine and interpret the terms and conditions of the awards, including the employees, directors and consultants who will receive awards, the exercise price, the number of shares subject to each such award, the vesting schedule and exercisability of the awards, the restrictions on transferability of awards and the form of consideration payable upon exercise. The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered or cancelled in exchange for other awards of the same type (which may have higher or lower exercise prices) or awards of a different type.

Stock Options: Our 2013 Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and employees of any parent or subsidiary of ours. Non-qualified stock options may be granted to our employees, directors and consultants and those of any parent or subsidiary of ours.

The exercise price of all options granted under our 2013 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten (10) years, except that with respect to any employee who owns more than ten percent (10%) of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed five (5) years and the exercise price must equal at least one hundred ten percent (110%) of the fair market value on the grant date.

After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement. However, an option may not be exercised later than the expiration of its term.

Stock Appreciation Rights: Our 2013 Plan allows for the grant of stock appreciation rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date. The administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the base appreciation amount for the cash or shares to be issued pursuant to the exercise of a stock appreciation right will be no less than one hundred percent (100%) of the fair market value per share on the date of grant. After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her stock appreciation right, to the extent vested, only to the extent provided in the stock appreciation right agreement.

Restricted Stock Awards: Our 2013 Plan allows for the grant of restricted stock. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions on vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units: Our 2013 Plan allows for the grant of restricted stock units. Restricted stock units are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the administrator are achieved or the award otherwise vests. The administrator may impose whatever conditions to vesting, restrictions and conditions to payment it determines to be appropriate. The administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. Payments of earned restricted stock units may be made, in the administrator’s discretion, in cash, with shares of our common stock or other securities, or a combination thereof.

Dividend Equivalent Rights: Our 2013 Plan allows for the grant of dividend equivalent rights. Dividend equivalent rights are awards that entitle the recipients to compensation measured by the dividends we pay with respect to our common stock.

Transferability of Awards: Our 2013 Plan allows for the transfer of awards under the 2013 Plan only (i) by will; (ii) by the laws of descent and distribution and (iii) for awards other than incentive stock options, to the extent authorized by the administrator. Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

Certain Adjustments: In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2013 Plan, the administrator will make adjustments to one or more of the number or class of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the 2013 Plan and any other terms that the administrator determines require adjustment. In the event of our complete liquidation or dissolution, all outstanding awards will terminate immediately upon the consummation of such transaction.

Corporate Transactions and Changes in Control: Our 2013 Plan provides that in the event of a corporate transaction, as defined in the 2013 Plan, each outstanding award will terminate upon the consummation of the corporate transaction to the extent that such awards are not assumed by the acquiring or succeeding corporation. Prior to or upon the consummation of a corporate transaction or a change in control, as defined in the 2013 Plan, an outstanding award may vest, in whole or in part, to the extent provided in the award agreement or as determined by the administrator in its discretion. The administrator may condition the vesting of an award upon the subsequent termination of the recipient’s service or employment within a specified period of time following the consummation of a corporate transaction or change in control. The administrator will not be required to treat all awards similarly in the event of a corporate transaction or change in control.

Plan Amendments and Termination: Our 2013 Plan will automatically terminate ten (10) years following the date it becomes effective, unless we terminate it sooner. In addition, our board of directors has the authority to amend, suspend or terminate the 2013 Plan provided such action does not impair the rights under any outstanding award unless mutually agreed to in writing by the recipient and us.

Equity Compensation Plan Information

Information, as of December 31, 2015, regarding equity compensation plans approved and not approved by stockholders is summarized in the following table:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))(2)
	(a)	(b)
Equity compensation plans approved by security holders	2,223,214	$8.90	2,480,625
Equity compensation plans not approved by security holders	—	—	—

Total	2,223,214	$8.90	2,480,625

(1)	Represents weighted average exercise price of outstanding options.
(2)	Consists of shares available for issuance under our 2013 Stock Incentive Plan.

401(k) Plan

We maintain a 401(k) retirement savings plan. Each participant who is a U.S. employee may contribute to the 401(k) plan, through payroll deductions, up to a statutorily prescribed annual limit imposed by the Internal Revenue Service (which limit was $17,500 in 2015). All amounts contributed by employee participants and earnings on these contributions are fully vested at all times and are not taxable to participants until withdrawn. Employee participants may elect to invest their contributions in various established funds. We may make contributions to the accounts of plan participants.

Limitations of Liability and Indemnification Matters

We have adopted provisions in our current certificate of incorporation that limit or eliminate the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of director liability, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

Our certificate of incorporation and our bylaws also provide that we shall indemnify our directors and executive officers and shall indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws, as currently in effect, also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification.

We have entered and intend to continue to enter into separate indemnification agreements with certain of our directors and executive officers that are, in some cases, broader than the specific indemnification provisions provided by Delaware law and our charter documents, and may provide additional procedural protection. These agreements will require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers and directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding subject to limited exceptions; and

•	cover officers and directors under any general or directors’ and officers’ liability insurance policy maintained by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law. We also make available standard life insurance and accidental death and disability insurance policies to our employees.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and has further directed that management submit the selection of an independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young has been our independent registered public accounting firm beginning with the audit of our 2006 fiscal year financial statements. Representatives of Ernst & Young are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Independent Registered Public Accounting Firm Fee Information

In connection with the audit of our 2016 financial statements, we expect to enter into an engagement agreement with Ernst & Young that will set forth the terms by which Ernst & Young would perform audit services for us, including responsibilities of Ernst & Young and management in the conduct of the audit and estimated fees. Our engagement agreements with Ernst & Young are typically subject to alternative dispute resolution procedures.

The following table summarizes the fees of Ernst & Young for each of the last two fiscal years.

FEE CATEGORY	FISCAL 2015	FISCAL 2014
Audit fees(1)	$1,155,600	$3,723,000
Audit-related fees(2)	—	12,000
Tax fees(3)	—	—
All other fees	—	—

Total fees	$1,155,600	$3,735,000

(1)	Audit fees consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements. Audit fees for fiscal 2015 also include fees associated with our recent Audit Committee independent investigation and related financial restatement, as well as the delivery of consents and reviews of documents filed with the SEC. Audit fees for fiscal 2014 also include fees associated with our recent Audit Committee independent investigation and related financial restatement and our public offering of common stock completed in June 2014, as well as the delivery of comfort letters, consents and reviews of documents filed with the SEC.
(2)	Audit-related fees consist of professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.
(3)	Tax fees consist of fees for professional services rendered for tax compliance, tax planning and tax advice.

The Audit Committee pre-approves all audit and non-audit services to be, and has approved all of the foregoing audit and non-audit services, performed by the independent registered public accounting firm in accordance with the Audit Committee Charter.

Pre-Approval Procedures of Audit and Non-Audit Services by the Independent Registered Public Accounting Firm

The audit committee’s charter requires it to pre-approve all audit and non-audit services performed by the independent registered public accounting firm. In determining whether to approve audit and non-audit services to be performed by Ernst & Young, the audit committee takes into consideration the fees to be paid for such services and whether such fees would affect the independence of the independent registered public accounting firm in performing its audit function. In addition, when determining whether to approve non-audit services to be performed by Ernst & Young, the audit committee considers whether the performance of such services is compatible with maintaining the independence of the independent registered public accounting firm in performing its audit function, and confirms that the non-audit services will not include the prohibited activities set forth in Section 201 of the Sarbanes-Oxley Act of 2002. The audit committee has determined that the rendering of the services other than audit services by Ernst & Young in fiscal year 2015 was compatible with maintaining the registered public accounting firm’s independence.

Required Vote

Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires a “FOR” vote from a majority of the voting power present and entitled to vote either in person or by proxy on the proposal in order to pass. If you “Abstain” from voting, your vote will not be counted as a vote cast. If you return a signed and dated proxy card or otherwise complete a ballot or voting instructions without marking your selections, your shares will be voted “FOR” ratification of the appointment of Ernst & Young.

Recommendation

The board of directors recommends a vote FOR Proposal Two.

REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Marrone Bio Innovations, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2015 and discussed these financial statements with our management and with Ernst & Young, our independent registered public accounting firm.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

The audit committee has also discussed with Ernst & Young the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young its independence.

Based on the review and discussions referred to above, the audit committee recommended to the board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

By the Audit Committee

George Kerckhove (Chair)

Timothy Fogarty

Michael H. Benoff

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Our Common Stock

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 11, 2016, for:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors and director nominees; and

•	all current executive officers and directors as a group.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group that may be exercised within 60 days after April 11, 2016. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after April 11, 2016 are included for that person or group but not the stock options of any other person or group.

Applicable percentage ownership is based on 24,583,831 shares of common stock outstanding at April 11, 2016. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and warrants exercisable within 60 days of April 11, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person listed in the table is c/o Marrone Bio Innovations, Inc., 1540 Drew Avenue, Davis, CA 95618.

	SHARES BENEFICIALLY OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES (#)	SHARES (%)
5% Stockholders:
Entities affiliated with Waddell & Reed Financial, Inc.(1)	4,950,429	19.99
6300 Lamar Avenue
Overland Park, KS 66202
PRIMECAP Management Company(2)	3,240,200	13.18
225 South Lake Avenue #400
Pasadena, CA 91101
Stuart Mill Venture Partners, L.P.(3)	1,347,317	5.48
252 North Washington Street
Falls Church, VA 22046
Entities affiliated with Saffron Hill Ventures(4)	1,287,983	5.24
130 Wood Street
London EC2V 6DL
United Kingdom
Richard Mashall(5)	1,387,756	5.64
c/o Senvest Management, LLC
540 Madison Avenue, 32nd Floor
New York, New York 10022
Entities affiliated with CGI Opportunity Fund II, L.P.(6)	1,272,465	5.18
Directors, Director Nominees and Named Executive Officers:
Pamela G. Marrone, Ph.D.(7)	1,097,299	4.42
Elin Miller(8)	49,866	*
Pamela Contag, Ph.D.(9)	42,019	*
Timothy Fogarty(10)	36,420	*
George Kerckhove(11)	33,927	*
Michael H. Benoff(12)	16,630	*
Richard Rominger(13)	149,310	*
Kathleen A. Merrigan, Ph.D.(14)	3,740	*
Zachary S. Wochok, Ph.D.(15)	3,800	*
James B. Boyd(16)	106,894	*
Linda V. Moore(17)	54,176	*
James Iademarco(18)	—	—
Alison Stewart(18)	—	—
All current directors and executive officers as a group (15 persons)(19)	1,846,662	7.25

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

As reported in the Schedule 13G filed February 12, 2016, the securities reported on herein are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company (“IICO”), the direct holder of 2,660,992 shares and an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR”) or Waddell & Reed Investment Management Company (“WRIMCO”), the direct holder of 2,107,100 shares and an investment advisory subsidiary of WDR. The investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, IICO and/or WRIMCO may be deemed the beneficial owner of the securities covered by this statement under Rule 13d-3 of the Securities Exchange Act of 1934. Also includes warrants to purchase in the aggregate 182,337 shares of common stock held by Ivy Science & Technology Fund,

Waddell & Reed Advisors Science & Technology Fund and Ivy Funds VIP Science & Technology, each an open-end fund of a series trust managed by either IICO or WRIMCO, which are exercisable within 60 days.
(2)	PRIMECAP Management Company is an independent investment management company.
(3)	Includes warrants to purchase 8,929 shares of common stock held by Stuart Mill Venture Partners, L.P. Walter Lubsen Jr., Jeffrey Salinger and Jana Hernandes are the Managing Partners and Lawrence Hough is the Managing Director of Stuart Mill Partners, LLC, the general partner of Stuart Mill Venture Partners, L.P., and therefore may be deemed to share voting control and investment power over the securities held by Stuart Mill Venture Partners, L.P.
(4)	Includes 191,782 shares of common stock held by Saffron Hill Ventures L.P., 1,096,201 shares of common stock held by Saffron Hill Ventures 2, L.P. Shawn Luetchens and Ranjeet Bhatia are Directors of Saffron Hill MGP Ltd and Saffron Hill MGP2 Ltd, the General Partners of Saffron Hill Ventures L.P. and Saffron Hill Ventures 2, L.P., respectively, and therefore may be deemed to share voting control and investment power over the securities held by Saffron Hill Ventures L.P. and Saffron Hill Ventures 2, L.P.
(5)	As reported in the Schedule 13G filed February 12, 2016, the reported securities are held in the accounts of Senvest Master Fund, L.P. and Senvest International L.L.C. (the “Investment Vehicles”). Senvest Management, LLC serves as investment manager of Senvest Master Fund, L.P. Richard Mashaal is the managing member of Senvest Management, LLC and is president of, exercising investment and voting powers over, Senvest International L.L.C. Mr. Mashaal may be deemed to have voting and dispositive powers over the securities held by the Investment Vehicles. Senvest Management, LLC may be deemed to beneficially own the securities held by Senvest Master Fund, L.P. by virtue of Senvest Management, LLC’s position as investment manager of Senvest Master Fund, L.P. Mr. Mashaal may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Mr. Mashaal’s status as the managing member of Senvest Management, LLC and his investment and voting powers over Senvest International L.L.C.
(6)	Includes 1,270,085 shares held by CGI Opportunity Fund II, L.P. and 2,380 shares held by Ueberroth Family Trust dated June 27, 1986. Peter V. Ueberroth and Joseph Ueberroth are Partners of CGI Opportunity Gen Par II, LLC, the sole General Partner of CGI Opportunity Fund II, L.P. and therefore may be deemed to share voting control and investment power over the securities held by CGI Opportunity Fund II, L.P., and Peter V. Ueberroth is the trustee of, and holds voting control and investment power over the securities held by, Ueberroth Family Trust dated June 27, 1986. See also Note 10 to this section.
(7)	Includes 252,414 shares of common stock issuable to Dr. Marrone upon the exercise of options exercisable within 60 days, 6,442 shares of common stock held by Florence H. Marrone TOD Pamela G. Marrone and 53,134 shares of common stock held by Dr. Marrone and Michael Rogers. Does not include 37,988 shares of common stock issuable to Dr. Marrone upon the exercise of options not exercisable within 60 days.
(8)	Includes 17,895 shares of common stock subject to restricted stock units and 31,138 shares of common stock subject to options settleable or exercisable within 60 days. Does not include 933 shares of common stock issuable upon the exercise of options not exercisable within 60 days.
(9)	Includes 17,895 shares of common stock subject restricted stock units and 24,124 shares of common stock subject to options settleable or exercisable within 60 days.
(10)	Includes 1,190 shares of common stock held by Timothy and Patricia Fogarty 2011 Trust, Dated August 1, 2011 and 17,895 shares of common stock subject to restricted stock units and 17,335 shares of common stock subject to options settleable or exercisable within 60 days. Timothy Fogarty is a Partner of the Contrarian Group, an affiliate of CGI Opportunity Fund II, L.P. but does not hold voting control or investment power over the securities held by CGI Opportunity Fund II, L.P. See also Note 6 to this section.
(11)	Includes 17,895 shares of common stock subject to restricted stock units and 15,532 shares of common stock subject to options settleable or exercisable within 60 days. Does not include 5,334 shares of common stock issuable upon the exercise of options not exercisable within 60 days.
(12)	Includes 8,630 shares of common stock subject to restricted stock units settleable within 60 days. Does not include 33,140 shares of common stock issuable to Mr. Benoff upon the settlement of restricted stock units not settleable within 60 days.

(13)	Includes 99,522 shares of common stock held by The Richard and Mary Rominger Community Trust and 17,895 shares of common stock subject to restricted stock units and 28,057 shares of common stock subject to options settleable or exercisable within 60 days. Does not include 1,464 shares of common stock issuable to Mr. Rominger upon the exercise of options not exercisable within 60 days.
(14)	Includes 3,740 shares of common stock subject to restricted stock units settleable within 60 days. Does not include 35,906 shares of common stock issuable to upon the settlement of restricted stock units not settleable within 60 days.
(15)	Dr. Wochok is a director nominee. Includes 3,000 common shares held by The Zachary S. Wochok & Barabara N. Wochok Revocable Trust.
(16)	Includes 106,894 shares of common stock subject to options exercisable within 60 days. Does not include 233,106 shares of common stock issuable upon the exercise of options not exercisable within 60 days.
(17)	Includes 54,176 shares of common stock subject to options exercisable within 60 days. Does not include 145,824 shares of common stock issuable upon the exercise of options not exercisable within 60 days.
(18)	This former executive offer had no beneficial ownership at the specified date.
(19)	Includes 101,845 shares of common stock subject to restricted stock units and 784,266 shares of common stock subject to options held by current directors and executive officers settleable or exercisable within 60 days of common stock. Does not include 69,046 shares of common stock issuable upon the settlement of restricted stock units or 829,201 shares of common stock issuable upon the exercise of options held by current directors and executive officers not settleable or exercisable within 60 days. See also Note 6 to this section.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of MBI. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2015 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were filed in a timely manner.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

Our board of directors reviews related party transactions for potential conflict of interest issues. Our board of directors has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us or a related person.

Certain Related-Person Transactions

We describe below the transactions and series of similar transactions, since December 31, 2014, to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, holders of more than 5% of our capital stock (which we refer to as 5% stockholders) or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers.

Executive Compensation and Employment Arrangements

Please see “Executive Compensation” for information on compensation arrangements with our executive officers and agreements with, and offer letters to, our executive officers containing compensation and termination provisions, among others.

The Lyman/Tremont Groups

Les Lyman, a former member of our board of directors who resigned effective January 4, 2016, is the chairman and significant indirect shareholder of The Tremont Group, Inc. During the year ended December 31, 2015, we recognized revenue of $492,000 related to the sale of our products for further distribution and resale. As of December 31, 2015, we had no outstanding accounts receivable due from The Tremont Group, Inc.

Waddell & Reed

In August 2015, we entered into a purchase agreement with Ivy Science & Technology Fund, Waddell & Reed Advisors Science & Technology Fund and Ivy Funds VIP Science & Technology, each an affiliate of Waddell & Reed which is a 5% stockholder. Pursuant to such purchase agreement, we sold, to such affiliates, senior secured promissory notes in the aggregate principal amount of $40,000,000, which remains outstanding, and warrants to purchase up to 4,000,000 shares of our common stock at an exercise price of $1.91 per share for an aggregate consideration of $40,000,000. The notes bear interest at a rate of 8% per annum payable semi-annually on June 30 or December 31 of each year, commencing on December 31, 2015, with $10 million payable 3 years from the closing, $10 million payable 4 years from the closing, and $20 million due 5 years from the closing.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission adopted rules that permit us to send a single annual report and proxy statements to any household at which two or more stockholders reside unless we have received contrary instructions from one of the stockholders. Each stockholder will continue to receive a separate proxy card. Upon written or oral request to our Corporate Secretary, Linda V. Moore, at 1540 Drew Ave., Davis, California 95618 or by phone at (530) 750-2800, we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request. Any stockholders who share the same address and currently receive multiple copies of our proxy materials who wish to receive only one copy in the future can contact the Corporate Secretary regarding such request at the address and phone number listed above.

A number of brokerage firms have already instituted householding. If your household has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

AVAILABLE INFORMATION

Form 10-K

Our annual report on Form 10-K for the fiscal year ended December 31, 2015 is being mailed concurrently with the mailing of these proxy materials. Upon written request to our Corporate Secretary, Linda V. Moore, at the address of our principal executive offices, the exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

Internet Availability of Proxy Materials

In addition to the mailing, the notice of the annual meeting, this proxy statement and the proxy card are available for your review, print and download on our website at investors.marronebio.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this proxy statement.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

Pamela G. Marrone, Ph.D.

President and Chief Executive Officer

April 25, 2016

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern
Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY
MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting
instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-
paid envelope we have provided or return it to Vote Processing,
c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	All	All	Except
1. Election of Directors	☐	☐	☐
Nominees
01 Zachary S. Wochok, PhD 02 George H. Kerckhove
The Board of Directors recommends you vote FOR the following proposal:						For Against Abstain
2. To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.						☐ ☐ ☐

NOTE: Such other matters as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)			☐

Please indicate if you plan to attend this meeting	Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

SHARES
			JOB #			CUSIP #
Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date	SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

MARRONE BIO INNOVATIONS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 25, 2016

The stockholder(s) hereby appoint(s) Pamela G. Marrone, Ph.D. and James Boyd, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Marrone Bio Innovations, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on May 25, 2016 at the corporate headquarters of Marrone Bio Innovations, Inc. at 1540 Drew Avenue, Davis, CA 95618, and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

  Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side